Exhibit (c)(iii) Confidential Treatment Requested. Certain portions of this exhibit have been redacted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment. Special Committee Discussion Project Orange July 28, 2022 PRELIMINARY AND CONFIDENTIAL DRAFT

SECTION 1 Process Update & Considerations PRELIMINARY AND CONFIDENTIAL DRAFT 2

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Potential Strategic Buyers *** Tier 1 – Suggested Outreach Tier 2 – Others Considered PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PROCESS UPDATE & CONSIDERATIONS 6

Illustrative Process Timeline July August September 25 26 27 28 29 1 2 3 4 5 8 9 10 11 12 15 16 17 18 19 22 23 24 25 26 29 30 31 1 2 5 6 7 8 9 Timeline to Transaction Signing and Announcement Prepare Marketing Materials Management Presentations Targeted Diligence Sessions Q2'22 Earnings Announcement Initial Bid Date Negotiate Merger Agreement Sign & Announce PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT Process Update & Considerations 7

Morgan Stanley *** PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT PROCESS UPDATE & CONSIDERATIONS 8

SECTION 2 Standalone Forecasts Overview PRELIMINARY AND CONFIDENTIAL DRAFT 9

SECTION 3 Valuation Perspectives PRELIMINARY AND CONFIDENTIAL DRAFT 13

…Despite Consistently Beating and Raising Consensus Estimates and Demonstrating Reacceleration Since Going Public (1) Performance vs. Street Estimates Since IPO $MM Q1 FY2021 Q2 FY2021 Q3 FY2021 Q4 FY2021 Q1 FY2022 Q2 FY2022 Revenue Prior Consensus 54.2 59.0 64.7 69.4 79.0 Guidance 56.0 61.0 67.0 72.5 79.0 Guidance vs. Prior Consensus +3.4% +3.4% +3.6% +4.5% +0.1% Street Consensus 51.0 56.3 61.5 67.1 73.0 Actual Results 53.6 59.4 64.1 69.3 75.0 Actual vs. Consensus +4.9% +5.4% +4.3% +3.3% +2.8% Non-GAAP Operating Income Street Consensus (1.0) (3.0) 1.1 2.6 5.6 Actual Results 5.9 4.5 3.0 15.1 9.0 Actual vs. Consensus N.M. N.M. +180.0% +476.4% +62.1% (2) FCF Street Consensus 2.8 0.5 7.3 5.3 8.9 Actual Results 21.3 13.5 18.8 20.2 24.1 Actual vs. Consensus +660.9% +2464.4% +157.1% +278.5% +170.4% Source: Capital IQ, Thomson Estimates Notes 1. Thomson estimates as of 7/27/2022 2. FCF defined as Operating Cash Flow less CapEx PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 15

(1) Orange Comparable Company Operational Benchmarking CY2022E (2) (3) CY2022E Revenue Growth (%) CY2022E Adj. EBITDA Margin (%) CY2022E Free Cash Flow Margin (%) CY2022E Rule of (%) 35 13 20 55 Orange Orange Orange Orange 42 43 36 77 Asana ZoomInfo ZoomInfo ZoomInfo 41 21 26 53 ZoomInfo Atlassian Atlassian Atlassian 37 20 19 48 Smartsheet DocuSign DocuSign Hubspot 35 18 16 45 Sprout Social Jamf Jamf Jamf 32 12 15 39 Hubspot Hubspot Hubspot Sprout Social 30 1 4 39 PagerDuty Avalara Sprout Social Smartsheet 30 (1) 2 36 Jamf PagerDuty Avalara DocuSign 27 2 (3) 32 Atlassian Sprout Social PagerDuty PagerDuty 24 1 27 (7) Avalara Smartsheet Smartsheet Avalara 17 (47) (31) 11 DocuSign Asana Asana Asana 52 40 38 83 Crowdstrike Qualys Qualys Crowdstrike 48 18 32 69 Zscaler Crowdstrike Crowdstrike Zscaler 40 14 21 56 Okta Zscaler Zscaler Qualys 29 9 17 43 Rapid7 Tenable Tenable Okta 25 7 8 42 Tenable Rapid7 Rapid7 Tenable 18 4 (5) 36 Qualys Okta Okta Rapid7 Source: Capital IQ, Thomson Consensus, Company Management Notes Orange Street Estimates High Growth Software High Growth Security 1. Market data and consensus estimates as of 7/27/2022 2. Free cash flow calculated as operating cash flow less capital expenditures 3. Rule of defined as the sum of revenue growth and free cash flow margin PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 23

(1) Orange Comparable Company Operational Benchmarking (Cont’d) CY2023E (2) (3) CY2023E Revenue Growth (%) CY2023E Adj. EBITDA Margin (%) CY2023E Free Cash Flow Margin (%) CY2023E Rule of (%) 25 15 23 48 Orange Orange Orange Orange 31 44 38 68 Smartsheet ZoomInfo ZoomInfo ZoomInfo 31 23 20 49 Asana Jamf Atlassian Atlassian 31 23 18 42 Sprout Social Atlassian DocuSign Hubspot 30 20 17 40 ZoomInfo DocuSign Jamf Jamf 29 13 16 36 Atlassian Hubspot Hubspot Sprout Social 26 3 6 35 Hubspot PagerDuty PagerDuty Smartsheet 26 3 5 31 PagerDuty Avalara Sprout Social PagerDuty 23 (0) 5 30 Jamf Sprout Social Avalara DocuSign 21 4 (2) 26 Avalara Smartsheet Smartsheet Avalara 12 (18) 13 (34) DocuSign Asana Asana Asana 36 39 34 68 Crowdstrike Qualys Qualys Crowdstrike 33 20 32 58 Okta Crowdstrike Crowdstrike Zscaler 32 16 25 50 Zscaler Zscaler Zscaler Qualys 21 11 17 40 Rapid7 Tenable Tenable Okta 20 8 10 38 Tenable Rapid7 Rapid7 Tenable 17 7 (1) Qualys Okta Okta Rapid7 31 Source: Capital IQ, Thomson Consensus, Company Management Notes Orange Street Estimates High Growth Software High Growth Security 1. Market data and consensus estimates as of 7/27/2022 2. Free cash flow calculated as operating cash flow less capital expenditures 3. Rule of defined as the sum of revenue growth and free cash flow margin PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 24

(1) Illustrative Valuation Matrix $MM other than per share data Consensus Premium / (Discount) To AV / Revenue P / FCF AV / ARR Fully Diluted Agg. Value Price Current 30-Day Avg. 52 Wk. High Equity Value (AV) CY2022E CY2023E CY2022E CY2023E CY2022E CY2023E Metric $14.72 $16.51 $27.40 $2,721 $2,422 $332 $419 $68 $95 $378 $474 Growth Rate 35% 26% 20% 23% 33% 25% Current $14.72 0 0% (10.8%) (46.3%) $2,721 $2,422 7.3x 5.8x 40.0x 28.6x 6.4x 5.1x $15 00 1 9% (9.1%) (45.3%) $2,773 $2,475 7.4x 5.9x 40.7x 29.1x 6 5x 5.2x $16 00 8.7% (3.1%) (41.6%) $2,960 $2,661 8.0x 6.3x 43.5x 31.1x 7 0x 5.6x $17 00 15.5% 3.0% (38.0%) $3,146 $2,848 8.6x 6.8x 46.2x 33.0x 7 5x 6.0x $18 00 22.3% 9.1% (34.3%) $3,333 $3,035 9.1x 7.2x 48.9x 35.0x 8 0x 6.4x $19 00 29.1% 15.1% (30.7%) $3,520 $3,221 9.7x 7.7x 51.7x 36.9x 8 5x 6.8x $20 00 35.9% 21.2% (27.0%) $3,707 $3,408 10.3x 8.1x 54.4x 38.9x 9 0x 7.2x $21 00 42.7% 27.2% (23.4%) $3,893 $3,595 10.8x 8.6x 57.2x 40.9x 9 5x 7.6x $22 00 49.5% 33.3% (19.7%) $4,080 $3,782 11.4x 9.0x 59.9x 42.8x 10.0x 8.0x $23 00 56.3% 39.3% (16.1%) $4,267 $3,968 11.9x 9.5x 62.7x 44.8x 10.5x 8.4x $24 00 63.0% 45.4% (12.4%) $4,453 $4,155 12.5x 9.9x 65.4x 46.7x 11.0x 8.8x $25 00 69.8% 51.5% (8.8%) $4,640 $4,342 13.1x 10.4x 68.1x 48.7x 11.5x 9.2x $26 00 76.6% 57.5% (5.1%) $4,827 $4,528 13.6x 10.8x 70.9x 50.7x 12.0x 9.6x $27 00 83.4% 63.6% (1.5%) $5,013 $4,715 14.2x 11.2x 73.6x 52.6x 12.5x 9.9x $28 00 90.2% 69.6% 2.2% $5,200 $4,902 14.7x 11.7x 76.4x 54.6x 13.0x 10.3x $29 00 97.0% 75.7% 5.8% $5,387 $5,089 15.3x 12.1x 79.1x 56.5x 13.4x 10.7x $30 00 103.8% 81.8% 9.5% $5,574 $5,275 15.9x 12.6x 81.8x 58.5x 13.9x 11.1x $31 00 110.6% 87.8% 13.1% $5,760 $5,462 16.4x 13.0x 84.6x 60.5x 14.4x 11.5x $32 00 117.4% 93.9% 16.8% $5,947 $5,649 17.0x 13.5x 87.3x 62.4x 14.9x 11.9x $33 00 124.2% 99.9% 20.4% $6,134 $5,835 17.6x 13.9x 90.1x 64.4x 15.4x 12.3x Source: CapIQ, Thomson Consensus Notes 1. Market data and consensus estimates as of 7/27/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION PERSPECTIVES 28

APPENDIX A Valuation Reference Materials PRELIMINARY AND CONFIDENTIAL DRAFT 29

Broker Estimates for Orange (1) Select Analyst Estimates and Targets $MM, except per share data Revenue Gross Margin EBITDA Free Cash Flow Current Discounted Price Target Valuation Broker Date of Report Rating Price Target Price Target Methodology Methodology CY22E CY23E CY24E CY22E CY23E CY24E CY22E CY23E CY24E CY22E CY23E CY24E DCF (30x CY2026E Piper Sandler 6/14/2022 Overweight 29.00 25.82 AV / FCF, DCF $333 $431 - 86% 85% - - - - $68 $97 - FCF TV) ~12x CY2023E AV / Cowen 6/22/2022 Outperform 28.00 24.93 AV / Revenue $333 $413 - 87% 85% - - - - $74 $114 - Revenue DCF (20x CY2032 Truist 5/10/2022 Buy 28.00 24.93 AV / FCF, DCF $332 $422 - 85% 85% - $47 $59 - $64 $96 - FCF TV) 11.5x CY2023E AV AV / Revenue, Canaccord 5/10/2022 Strong Buy 28.00 24.93 $333 $428 - 86% 85% - - - - $65 $94 - / Revenue AV / FCF - Goldman Sachs 7/26/2022 Buy 25.00 22.26 - - $332 $412 $492 - - $46 $65 $90 - - - 10x CY2023E AV / Stephens 6/2/2022 Overweight 25.00 22.26 AV / Revenue $333 $422 - 86% 84% - $46 $66 - $66 $89 - Revenue 23x CY2027E Morgan Stanley 5/11/2022 Equal Weight 24.00 21.37 AV / FCF $332 $412 $502 85% 86% 86% $38 $61 $94 $63 $84 $115 AV/FCF Needham 6/3/2022 Buy 23.00 20.48 - - $331 $417 $493 85% 85% 85% - - - $66 $80 - 7.5x CY2023E AV / Bank of America 5/10/2022 Strong Buy 20.00 17.81 AV / Revenue $333 $424 $538 86% 85% 85% $40 $50 $74 $65 $82 $108 Revenue 7.0x CY2023E AV / Citi 5/11/2022 Neutral 19.00 16.92 AV / Revenue $332 $412 $503 83% 79% 78% $38 $61 $78 $64 $94 $124 Revenue ~8 0x CY2023E AV UBS 5/12/2022 Neutral 19.00 16.92 AV / Revenue $332 $406 $474 86% 86% 86% $56 $69 $83 $66 $76 $86 / Revenue Mean $24.36 $21.69 $332 $418 $500 85% 84% 84% $44 $61 $84 $66 $90 $108 Median $25.00 $22.26 $332 $417 $498 86% 85% 85% $46 $61 $83 $65 $91 $111 Consensus 7/27/2022 $332 $418 $500 86% 85% 85% $45 $63 $92 $65 $80 $102 Notes 1. Latest available broker estimates, excludes Berenberg due to price target as of 2/17/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION REFERENCE MATERIALS 30

Orange Capitalization Summary and Aggregate Value Build (1)(2)(3) $MM, Except Where Noted Current Spot Current Share Price ($) $14.72 Basic Total Shares Outstanding (#MM) 175.1 Shares Weighted Avg Diluted Shares Outstanding Dilutive Instruments (#MM) Strike Price ($) (#MM) RSUs Outstanding 3.10 0.00 3.10 Options Outstanding 8.54 $3.24 6.66 Total 9.75 Debt Amount Total Debt - Fully Diluted Shares Outstanding (#MM) 184.8 Fully Diluted Equity Value $2,721 (+) Debt Principal - (-) Cash ($298) Fully Diluted Aggregate Value $2,422 Notes 1. Market data as of 7/27/2022 2. Debt balance, options, and RSUs as of 3/31/2022 3. Assumes $298MM Cash and 175.1MM basic shares outstanding as of 3/31/2022 per 10Q PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION REFERENCE MATERIALS 31

WACC Calculation (1)(2) (1) Predicted Beta Orange WACC Analysis 1.6 WACC Calculation 1.5 Low Base High Market Risk Premium 6.0% 6.0% 6.0% 1.4 (2) Barra Predicted Beta 1.54 1.54 1.54 1.3 Risk Free Rate - 10-Year Spot as of 07/27/22 2.8% 2.8% 2.8% 1.2 1.1 Sensitivity Adjustment (1.0%) 0.0% 1.0% 1 Cost of Equity 11.0% 12.0% 13.0% Equity / Total Capitalization 100.0% 100.0% 100.0% Pre-Tax Cost of Debt - - - Tax Rate 25% 25% 25% After-Tax Cost of Debt - - - Total Debt / Total Capitalization - - - WACC 11.0% 12.0% 13.0% Notes 1. Market data as of 7/27/2022 2. Barra Beta per Capital IQ as of 7/27/2022 PROJECT ORANGE PRELIMINARY AND CONFIDENTIAL DRAFT VALUATION REFERENCE MATERIALS 32 Apr-21 Jun-21 Aug-21 Oct-21 Dec-21 Feb-22 Apr-22 Jul-22

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